Exhibit 99.1

   STEELCASE REPORTS PROFITABLE GROWTH FOR FOURTH QUARTER AND FISCAL YEAR 2006

    GRAND RAPIDS, Mich., March 29 /PRNewswire-FirstCall/ -- Steelcase Inc. (NYSE: SCS) today announced fourth quarter and fiscal year 2006 financial results. Steelcase reported fiscal 2006 revenue of $2.9 billion, a 9.8 percent increase compared to $2.6 billion last year. Fiscal 2006 revenue included $49.2 million from services, $20.6 million from acquisitions and $(13.7) million from currency effects, compared with the prior year.

    Steelcase reported net income of $50.8 million, or $0.34 per share in fiscal 2006 compared with a net income of $12.7 million, or $0.09 per share in the prior year. Restructuring and other charges in fiscal 2006 totaled a net $23.0 million after-tax. Charges were primarily related to facility rationalizations in the company's North America and International business segments.

    "We substantially improved our profit in 2006 and are pleased to report a second consecutive year of solid revenue growth," said James P. Hackett, president and CEO. "As our performance indicates, we are focused on giving customers what they value and leveraging our global network, while continuing our work to achieve world class process excellence."

    Operating income of $85.5 million compares with $18.2 million in the prior year. Operating income includes $35.9 million of restructuring charges in the current year compared to $13.4 million of restructuring charges in the prior year. Operating income excluding restructuring charges was $121.4 million and compares with $31.6 million in the prior year.

    Cost of sales, which does not include restructuring charges, improved 1.9 percentage points to 69.3 percent of sales from 71.2 percent of sales in the prior year. This improvement reflects benefits from improved pricing yield, higher revenue and prior restructuring. Some of the operating improvement in the year was offset by disruption costs associated with ongoing restructuring activities. Gross margins of 29.6 percent in fiscal 2006 improved from 28.5 percent in fiscal 2005.

    Operating expenses, which exclude restructuring charges, were $758.1 million, or 26.4 percent of sales compared to 27.6 percent of sales in the prior year. This improvement reflects ongoing cost control and higher sales volume. Operating expenses increased $35.8 million year over year and included higher variable compensation expenses, increased sales and marketing costs in North America, and the effect of acquisitions.

    The company's effective tax rate for the full year was 36.0 percent, lower than previously estimated. The tax rate was reduced because of higher than expected permanent differences between book income and taxable income. In the long run, the company expects its effective tax rate to be approximately 37 percent.

    Steelcase increased the total of cash and short-term investments by $76 million to $424 million at the end of fiscal 2006. The company reduced debt by $62 million, to a year-end balance of $264 million. Total cash exceeds total debt by $160 million.

    The company has $250 million in outstanding term notes due in November 2006. Since the maturity date of these notes is within a year, this debt has been classified as a current liability. Steelcase expects to replace this debt with new term debt prior to maturity. The company reduced property, plant and equipment by keeping capital expenditures lower than depreciation and disposals of fixed assets.

    "We made significant progress in a number of important areas during the year and all three of our business segments were profitable before restructuring charges for the year," said James P. Keane, chief financial officer.

    As announced yesterday, the Steelcase Board of Directors declared a dividend of $0.10 per share payable to shareholders of record as of April 7, 2006. This represents an increase of 11 percent from $0.09 per share paid in the third quarter and an increase of 67 percent from $0.06 per share paid in the prior year.

    Fourth Quarter Results

    Steelcase reported revenue of $739.3 million for its fourth quarter. Revenue increased 7.0 percent compared to $691.0 million in the prior year quarter. Current year sales included $14.2 million in service revenue, $7.4 million from acquisitions and $(18.5) million from currency effects, compared with the prior year.

    Steelcase reported net income of $11.2 million, or $0.08 per share for the fourth quarter of fiscal 2006, consistent with company estimates of $0.07 to $0.12 per share. This compares to $1.0 million, or $0.01 per share in the same quarter of the prior year. As a result of the reduction in the full year tax rate to 36.0 percent, the fourth quarter tax rate fell to 27.7 percent, which had the effect of increasing net income by $1.3 million.

    Reported results include net restructuring charges of $5.2 million after-tax related to asset impairments and facility rationalization in the company's North America and International segments. The company had previously estimated that restructuring charges and credits in the fourth quarter would largely offset each other. Net restructuring charges were $3.2 million after-tax in the prior year quarter.

    Net restructuring charges in the fourth quarter include a $6.7 million after-tax asset impairment charge to adjust the book value of properties held for sale to the current estimate of market value, partially offset by a $2.4 million after-tax gain on the sale of real estate.

    Cost of sales improved 1.2 percentage points to 70.3 percent of sales in the fourth quarter compared to the prior year, primarily from improved pricing yield, benefits from prior restructuring, and higher revenue. Gross margins of
28.6 percent in the fourth quarter were up from 28.2 percent in the prior year quarter.

    Steelcase reduced operating expenses to 27.0 percent of sales from 27.7 percent of sales in the prior year. This improvement was related to continued cost control and leverage from higher sales volume.

    Other income and expense included a $4.0 million net pre-tax gain on currency and interest rate derivatives.

    Outlook

    Orders through the first few weeks of fiscal 2007 are stronger than the prior year. The company expects first quarter revenue to be 7 to 11 percent higher than the prior year quarter.

    Steelcase expects to report earnings for the first quarter of fiscal year 2007 between $0.10 and $0.15 per share, including restructuring charges of less than $5 million after-tax. The company reported earnings of $0.05 per share in the first quarter of the prior year, including after-tax restructuring charges of $6.8 million.

    Consistent with its historical practices, the company is not providing full year revenue or earnings estimates for fiscal year 2007. However, it is estimating full year after-tax restructuring charges of $10 to $15 million for fiscal year 2007, including the amounts estimated above for the first quarter.

    Mr. Hackett concluded, "The company's strategies are keeping our core businesses healthy and growing, and building our capability to win with smaller customers, in healthcare, and in emerging markets. Our mission to provide a better work experience for our customers and dealers remains central to our strategies. There is plenty of opportunity to improve our performance in fiscal 2007."

    Webcast

    Steelcase will discuss fourth quarter and fiscal 2006 results and business outlook on a conference call and webcast at 11:00 a.m. EST today. Links to the webcast are available at http://www.steelcase.com/ir . Supporting presentation slides will be available on the company's website shortly before the start of the webcast.

Business Segment Results
(in millions)

                                                  Fourth Quarter                             Year-To-Date
                                                Three Months Ended                        Twelve Months Ended
                                      ---------------------------------------   ---------------------------------------
                                        Feb. 24,      Feb. 25,      % Inc.        Feb. 24,     Feb. 25,       % Inc.
                                         2006          2005          (Dec)         2006          2005          (Dec)
                                      -----------   -----------   -----------   -----------   -----------   -----------
Revenue
North America (1)                     $     413.7   $     376.9           9.8%  $   1,628.0   $   1,439.4          13.1%
Steelcase Design
 Partnership(2)                              85.3          88.1          (3.2)%       340.8         322.2           5.8%
International (3)                           179.3         168.9           6.2%        644.5         590.5           9.1%
Other (4)                                    61.0          57.1           6.8%        255.6         261.7          (2.3)%
                                      -----------   -----------                 -----------   -----------
  Consolidated Revenue                $     739.3   $     691.0           7.0%  $   2,868.9   $   2,613.8           9.8%
                                      ===========   ===========                 ===========   ===========
Operating Income
North America                         $      13.5   $      (0.8)                $      67.6   $       5.5
Steelcase Design
 Partnership                                  8.7           7.4                        34.9          26.2
International                                (1.2)         (0.1)                       (1.3)         (5.4)
Other                                        (8.7)         (6.2)                      (15.7)         (8.1)
                                      -----------   -----------                 -----------   -----------
  Consolidated Operating Income       $      12.3   $       0.3                 $      85.5   $      18.2
                                      ===========   ===========                 ===========   ===========
Operating Income Percent                      1.7%          0.0%          1.7%          3.0%          0.7%          2.3%

Pre-Tax Restructuring Charges Included in Business Segment Results
(in millions)

                                                Fourth Quarter
                                              Three Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
North America                   $     4.7        58.0%   $     0.6        13.0%
Steelcase Design Partnership            -         0.0%           -         0.0%
International                         3.2        39.5%         4.0        87.0%
Other                                 0.2         2.5%           -         0.0%
                                ---------   ---------    ---------   ---------
  Consolidated Charges          $     8.1       100.0%   $     4.6       100.0%
                                =========   =========    =========   =========

                                                 Year-To-Date
                                              Twelve Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
North America                   $    19.6        54.6%   $     8.8        65.7%
Steelcase Design Partnership            -         0.0%           -         0.0%
International                        14.3        39.8%         3.2        23.9%
Other                                 2.0         5.6%         1.4        10.4%
                                ---------   ---------    ---------   ---------
  Consolidated Charges          $    35.9       100.0%   $    13.4       100.0%
                                =========   =========    =========   =========

Business Segment Footnotes
(1) North America business segment includes the company's Steelcase and Turnstone brands, consolidated dealers in the U.S. and Canada, and services
(2) Steelcase Design Partnership (SDP) business segment includes Brayton, The Designtex Group, Details, Metro and Vecta
(3) International business segment includes all manufacturing and sales operations outside the U.S. and Canada
(4) Other category includes Steelcase Financial Services, PolyVision and IDEO subsidiaries, other ventures and unallocated corporate expenses

Non-GAAP Financial Measures

Consolidated Gross Margin, excluding Restructuring Charges
(in millions, % of revenue)

                                                Fourth Quarter
                                              Three Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Gross Margin, as reported       $   211.7        28.6%   $   194.9        28.2%
Restructuring Charges                 8.0         1.1%         1.7         0.3%
                                ---------   ---------    ---------   ---------
Gross Margin, excluding
  Restructuring charges         $   219.7        29.7%   $   196.6        28.5%
                                =========   =========    =========   =========

                                                 Year-To-Date
                                              Twelve Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Gross Margin, as reported       $   849.3        29.6%   $   745.7        28.5%
Restructuring Charges                30.2         1.1%         8.2         0.3%
                                ---------   ---------    ---------   ---------
Gross Margin, excluding
  Restructuring charges         $   879.5        30.7%   $   753.9        28.8%
                                =========   =========    =========   =========

Consolidated Operating Income, excluding Restructuring Charges
(in millions, % of revenue)
                                                Fourth Quarter
                                              Three Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Operating Income, as reported   $    12.3         1.7%   $     0.3         0.0%
Restructuring Charges                 8.1         1.1%         4.6         0.7%
                                ---------   ---------    ---------   ---------
Operating Income, excluding
  Restructuring charges         $    20.4         2.8%   $     4.9         0.7%
                                =========   =========    =========   =========

                                                 Year-To-Date
                                              Twelve Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Operating Income, as reported   $    85.5         3.0%   $    18.2         0.7%
Restructuring Charges                35.9         1.2%        13.4         0.5%
                                ---------   ---------    ---------   ---------
Operating Income, excluding
  Restructuring charges         $   121.4         4.2%   $    31.6         1.2%
                                =========   =========    =========   =========

North America Operating Income, excluding Restructuring Charges
(in millions, % of revenue)
                                                Fourth Quarter
                                              Three Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Operating Income, as reported   $    13.5         3.3%   $    (0.8)       (0.2)%
Restructuring Charges                 4.7         1.1%         0.6         0.1%
                                ---------   ---------    ---------   ---------
Operating Income, excluding
  Restructuring charges         $    18.2         4.4%   $    (0.2)       (0.1)%
                                =========   =========    =========   =========

                                                 Year-To-Date
                                              Twelve Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Operating Income, as reported   $    67.6         4.2%   $     5.5         0.4%
Restructuring Charges                19.6         1.2%         8.8         0.6%
                                ---------   ---------    ---------   ---------
Operating Income, excluding
  Restructuring charges         $    87.2         5.4%   $    14.3         1.0%
                                =========   =========    =========   =========

SDP Operating Income, excluding Restructuring Charges
(in millions, % of revenue)

                                                Fourth Quarter
                                              Three Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Operating Income, as reported   $     8.7        10.2%   $     7.4         8.4%
Restructuring Charges                   -         0.0%           -         0.0%
                                ---------   ---------    ---------   ---------
Operating Income, excluding
  Restructuring charges         $     8.7        10.2%   $     7.4         8.4%
                                =========   =========    =========   =========

                                                 Year-To-Date
                                              Twelve Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Operating Income, as reported   $    34.9        10.2%   $    26.2         8.1%
Restructuring Charges                   -         0.0%         0.0         0.0%
                                ---------   ---------    ---------   ---------
Operating Income, excluding
  Restructuring charges         $    34.9        10.2%   $    26.2         8.1%
                                =========   =========    =========   =========

International Operating Income, excluding Restructuring Charges
(in millions, % of revenue)
                                                Fourth Quarter
                                              Three Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Operating Income, as reported   $    (1.2)       (0.7)%  $    (0.1)       (0.1)%
Restructuring Charges                 3.2         1.8%         4.0         2.4%
                                ---------   ---------    ---------   ---------
Operating Income, excluding
  Restructuring charges         $     2.0         1.1%   $     3.9         2.3%
                                =========   =========    =========   =========

                                                 Year-To-Date
                                              Twelve Months Ended
                                ----------------------------------------------
                                    Feb. 24, 2006            Feb. 25, 2005
                                ---------------------    ---------------------
Operating Income, as reported   $    (1.3)       (0.2)%  $    (5.4)       (0.9)%
Restructuring Charges                14.3         2.2%         3.2         0.5%
                                ---------   ---------    ---------   ---------
Operating Income, excluding
  Restructuring charges         $    13.0         2.0%   $    (2.2)       (0.4)%
                                =========   =========    =========   =========

    Non-GAAP Financial Measures

    This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

    The non-GAAP financial measures used within the company's earnings release are: fourth quarter and twelve months year-to-date gross margin, excluding restructuring costs for the current and prior year in dollars and as a percentage of net revenue; fourth quarter and twelve months operating income, excluding restructuring cost, for the current and prior in dollars and as a percentage of revenue; and fourth quarter and twelve months year-to-date operating income by business segment, excluding restructuring costs for the current and prior year in dollars and as a percentage of revenue. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

    Forward-looking Statements

    From time to time, in written reports and oral statements, the company discusses its expectations regarding future events. These forward-looking statements generally will be accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) competitive and general economic conditions and uncertainty domestically and internationally; (2) delayed or lost sales and other impacts related to acts of terrorism, acts of war or governmental action, acts of God and other Force Majeure events; (3) changes in domestic or international laws, rules and regulations, including the impact of changed tax or environmental laws, rules or regulations; (4) changes in generally accepted accounting principles; (5) major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods; (6) competitive pricing pressure; (7) pricing changes by the company, its competitors or suppliers, including fluctuations in raw material and component costs; (8) currency fluctuations; (9) changes in: (a) customer demand and order patterns; (b) financial stability of customers, dealers (including changes in their ability to pay for product and services, dealer financing and other amounts owed to the company) or suppliers; (c) relationships with customers, suppliers, employees and dealers; and (d) the mix of products sold and of customers purchasing (including large project business); (10) the success of new product launches (including customer acceptance and product and delivery performance), current product innovations, services and platform simplification, and their impact on the company's manufacturing processes; (11) the success of the company's investment in certain ventures; (12) the company's ability to successfully: (a) implement list price increases and manage pricing yield; (b) reduce its costs, including actions such as global supply chain management, strategic outsourcing, workforce reduction, facility rationalization, disposition of excess assets (including real estate) at more than book value, production consolidation, reduction of business complexity and culling products;
(c) implement technology initiatives; (d) integrate acquired businesses; (e) migrate to a less vertically integrated manufacturing model; (f) implement lean manufacturing principles; (g) initiate and manage alliances; (h) resolve certain contract-related contingent liabilities; (i) manage consolidated dealers; and
(j) implement distribution channel changes; (13) possible acquisitions or divestitures by the company; (14) changes in business strategies and decisions; and (15) other risks detailed in the company's Form 10-K for the year ended February 25, 2005 and other filings with the Securities and Exchange Commission. The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on the company. All forward-looking statements included in this release are expressly qualified in their entirety by the foregoing cautionary statements. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

    About Steelcase Inc.

    Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE: SCS) serves customers through a network of more than 800 independent dealers and approximately 13,000 employees worldwide. Fiscal 2006 revenue was $2.9 billion. Learn more at http://www.steelcase.com .

                                 STEELCASE INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      (in millions, except per share data)

                                                Three Months Ended              Twelve Months Ended
                                           ----------------------------    ----------------------------
                                             Feb. 24,        Feb. 25,        Feb. 24,        Feb. 25,
                                               2006            2005            2006            2005
                                           ------------    ------------    ------------    ------------
Revenue                                    $      739.3    $      691.0    $    2,868.9    $    2,613.8
Cost of sales                                     519.6           494.4         1,989.4         1,859.9
Restructuring costs                                 8.0             1.7            30.2             8.2
                                           ------------    ------------    ------------    ------------
    Gross margin                                  211.7           194.9           849.3           745.7
Operating expenses                                199.3           191.7           758.1           722.3
Restructuring costs                                 0.1             2.9             5.7             5.2
                                           ------------    ------------    ------------    ------------
    Operating income                               12.3             0.3            85.5            18.2
Interest expense                                   (4.3)           (4.8)          (18.1)          (20.9)
Other income, net                                   7.5             3.5            12.0             7.7
                                           ------------    ------------    ------------    ------------
    Income (loss) from continuing
     operations before income tax
     expense                                       15.5            (1.0)           79.4             5.0
    Income tax expense (benefit)                    4.3            (2.0)           28.6            (6.7)
                                           ------------    ------------    ------------    ------------
Income from continuing operations                  11.2             1.0            50.8            11.7
Gain on sale of net assets of
 discontinued operations, net of
 income taxes                                         -               -               -             1.0
                                           ------------    ------------    ------------    ------------
    Net income                             $       11.2    $        1.0    $       50.8    $       12.7
                                           ============    ============    ============    ============
Basic and diluted per share data:
    Income from continuing operations      $       0.08    $       0.01    $       0.34    $       0.08
    Income from discontinued operations               -               -               -            0.01
                                           ------------    ------------    ------------    ------------
Earnings                                   $       0.08    $       0.01    $       0.34    $       0.09
                                           ============    ============    ============    ============
Dividends declared per common share        $       0.09    $       0.06    $       0.33    $       0.24
                                           ============    ============    ============    ============
Weighted average shares outstanding -
 basic                                            148.5           148.0           148.3           147.9
                                           ============    ============    ============    ============
Weighted average shares outstanding -
 diluted                                          149.1           148.4           148.7           148.2
                                           ============    ============    ============    ============

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                             Feb. 24,        Feb. 25,
                                               2006            2005
                                           ------------    ------------
            ASSETS
Current assets:
  Cash and cash equivalents                $      423.8    $      216.6
  Short-term investments                              0           131.6
  Accounts receivable, net                        381.9           378.1
  Inventories                                     147.9           132.9
  Other current assets                            172.1           198.1
                                           ------------    ------------
      Total current assets                      1,125.7         1,057.3
                                           ------------    ------------
Property and equipment, net                       527.8           606.0
Goodwill and other intangible assets,
 net                                              284.8           290.0
Other assets                                      409.1           411.3
                                           ------------    ------------
      Total assets                         $    2,347.4    $    2,364.6
                                           ============    ============
   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                         $      189.6    $      175.9
  Short-term borrowings and current
   portion of long-term debt                      261.8            67.6
  Accrued expenses:
    Employee compensation                         125.7           123.3
    Employee benefit plan obligations              34.3            31.7
    Other                                         223.8             211
                                           ------------    ------------
      Total current liabilities                   835.2           609.5
                                           ------------    ------------
Long-term liabilities:
  Long-term debt less current
   maturities                                       2.2           258.1
  Employee benefit plan obligations               247.6           249.7
  Other long-term liabilities                      57.3            50.7
                                           ------------    ------------
      Total long-term liabilities                 307.1           558.5
                                           ------------    ------------
      Total liabilities                         1,142.3         1,168.0
                                           ------------    ------------
Shareholders' equity:
  Common stock                                    309.9           297.4
  Additional paid in capital                        3.4             1.3
  Accumulated other comprehensive loss            (40.8)          (33.1)
  Deferred compensation - restricted
   stock                                           (3.1)           (3.1)
  Retained earnings                               935.7           934.1
                                           ------------    ------------
      Total shareholders' equity                1,205.1         1,196.6
                                           ------------    ------------
      Total liabilities and shareholders'
       equity                              $    2,347.4    $    2,364.6
                                           ============    ============

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                  (in millions)

                                                    Year Ended
                                           ----------------------------
                                             Feb. 24,        Feb. 25,
                                               2006            2005
                                           ------------    ------------
OPERATING ACTIVITIES
Net income                                 $       50.8    $       12.7
Depreciation and amortization                     119.4           127.6
Changes in operating assets
 and liabilities, net                              (9.3)          (25.3)
Other, net                                         10.4            (0.3)
                                           ------------    ------------
  Net cash provided by operating
   activities                                     171.3           114.7
                                           ------------    ------------
INVESTING ACTIVITIES
Capital expenditures                              (71.9)          (49.2)
Short-term investments, net                       131.6           (51.4)
Net proceeds from repayment of
 leases and notes receivable                       33.0            47.4
Proceeds from sales of leased
 assets                                               -             4.7
Proceeds from the disposal of
 fixed assets                                      39.1            19.8
Other, net                                          0.1             3.0
                                           ------------    ------------
Net cash provided (used in) by
 investing activities                             131.9           (25.7)
                                           ------------    ------------
FINANCING ACTIVITIES
Dividends paid                                    (49.2)          (35.6)
Repayments of long-term debt,
 net                                              (58.9)          (14.4)
Line of credit borrowings
 (repayments), net                                 (2.3)          (14.4)
Common stock issuance, net of
 repurchases                                        8.8             4.1
                                           ------------    ------------
Net cash used in financing
 activities                                      (101.6)          (60.3)
                                           ------------    ------------
Effect of exchange rate
 changes on cash and cash
 equivalents                                        5.6             5.7
                                           ------------    ------------
Net increase in cash and cash
 equivalents                                      207.2            34.4
Cash and cash equivalents,
 beginning of year                                216.6           182.2
                                           ------------    ------------
Cash and cash equivalents, end
 of year                                   $      423.8    $      216.6
                                           ============    ============
Supplemental cash Flow
 Information:
Income taxes paid                          $       14.7    $       16.2
                                           ============    ============
Interest Paid                              $       16.9    $       21.6
                                           ============    ============

SOURCE  Steelcase Inc.
    -0-                             03/29/2006
    /CONTACT: Investors: Raj Mehan, Investor Relations, +1-616-698-4734, or
    Media: Lisa Kerr, Communications, +1-616-698-4487, both for Steelcase Inc./ /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.steelcase.com /